Exhibits 8.1 and 23.1

[Letterhead of Morgan, Lewis & Bockius LLP]

May 2, 2018

Verizon ABS LLC
One Verizon Way
Basking Ridge, New Jersey 07920

Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920

Re:               Verizon ABS LLC
Cellco Partnership
Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special counsel to Verizon ABS LLC (“Verizon ABS”) and Cellco Partnership (“Cellco”), in connection with the preparation of a registration statement on Form SF-3 (the “Registration Statement”) relating to the proposed offering from time to time in one or more series (each, a “Series”) by one or more trusts (each, an “Issuing Entity”) of asset backed notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of a separate trust agreement and amended and restated trust agreement, one or more receivables transfer agreements, a transfer and servicing agreement, an indenture and an administration agreement (each, an “Agreement”) among, as applicable, Verizon ABS, Cellco, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus for such Series of Notes.

As such counsel, we have examined and relied upon originals or copies of each Agreement and such other corporate records, documents, agreements or instruments of Verizon ABS and Cellco as we consider appropriate.  As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of Verizon ABS, Cellco and others, and have assumed, without independent inquiry, the accuracy of those representations, statements and certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement and the form of prospectus (the “Prospectus”) included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Attorneys involved in the preparation of this opinion letter are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal tax laws of the United States of America.

Based on the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that as of the date hereof, the statements in the Prospectus under the headings “Summary of Terms—Tax Status” and “Tax Considerations,” insofar as they describe certain provisions of federal tax law or legal conclusions with respect thereto, are correct in all material respects.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the Prospectus does not relate to a specific transaction and, accordingly, the descriptions of federal income tax consequences referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the references to this firm in the Prospectus which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of Verizon ABS, Cellco or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction. In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP